Exhibit 99.4
Vector Group Ltd.
Offer to Exchange
Up to $75,000,000 Principal Amount Outstanding of
11% Senior Secured Notes due 2015
for
a Like Principal Amount of
11% Senior Secured Notes due 2015
which have been registered under the Securities Act of 1933
Pursuant to the Prospectus, dated             , 2010
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
          Vector Group Ltd., a Delaware corporation (the “Company”), hereby offers to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus dated            , 2010 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), up to $75,000,000 aggregate principal amount of registered 11% Senior Secured Notes due 2015 of the Company, which will be freely transferable (the “New Notes”), for any and all of the Company’s outstanding 11% Senior Secured Notes due 2015, which have certain transfer restrictions (the “Original Notes”). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated August 16, 2007, among the Company, the subsidiary guarantors listed on the signature pages thereto, and Jefferies & Company, Inc., as the initial purchaser of the Original Notes.
          We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:
          1. Prospectus dated             , 2010;
          2. The Letter of Transmittal for your use and for the information of your clients;
          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;
          4. A Notice of Withdrawal to be used to withdraw tenders of Original Notes.
          5. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and
          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
          Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [                     ], 2010 (such date and time, the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.
     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
          If holders of Original Notes wish to tender but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”
          Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.
                                    Very truly yours,
                                    Vector Group Ltd.
NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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